Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                 In connection with the Annual Report of PremierWest Bancorp (the "Company") on Form 10-K for the year ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael D. Fowler, the Chief Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                       1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities
                                     Exchange Act of 1934; and

                       2.           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period certified.

                 This certification is being furnished solely to comply with the requirements of 18 U.S.C. Section 1350, and shall not be incorporated by reference into any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, or otherwise be deemed to be filed as part of the Report or under such Acts.

Date: March 16, 2009	/s/ MICHAEL D. FOWLER
Michael D. Fowler
Chief Financial Officer (Principal Financial
Officer and Principal Accounting Officer)